UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2009

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2009, the Board of Directors of Liquidity Services, Inc. (the “Company”) increased the size of the Board of Directors (the “Board”) from six directors to seven directors and appointed David A. Perdue, Jr. to the Board.

Mr. Perdue served as Chief Executive Officer of Dollar General Corporation, a retail organization, from April 2003 until his retirement in July 2007, and served as its Chairman of the Board from June 2003 until July 2007.  From July 2002 to March 2003, Mr. Perdue served as Chairman and Chief Executive Officer of Pillowtex Corporation, a textile manufacturing company.  Mr. Perdue has served on the boards of directors of Jo-Ann Stores, Inc., since 2008 and Alliant Energy Corporation, since 2001.  Mr. Perdue was not selected as a director pursuant to any arrangement or understanding and has no reportable transactions under Item 404(a) of Regulation S-K.

Mr. Perdue will serve on the Board’s Corporate Governance and Nominating Committee and Compensation Committee.

A press release announcing Mr. Perdue’s appointment as a director of the Company on December 1, 2009 is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1	Press Release dated December 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: December 7, 2009	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 7, 2009